Exhibit 21
Towers Watson & Co.
SUBSIDIARIES

Name(s) under
which such
	JURISDICTION OF	subsidiary does
	INCORPORATION/	business (if
SUBSIDIARY NAME	ORGANIZATION	different)(a)
Towers Watson Argentina S.A.	Argentina

Watson Wyatt Australia Pty Ltd	Australia

Wycomp Pty Ltd	Australia

Watson Wyatt Superannuation Pty Ltd	Australia

Classic Solutions Australia Pty Limited	Australia

Classic Solutions Holding Pty Limited	Australia

Classic Solutions Pty. Limited	Australia

International Survey Research Pty Ltd	Australia

Towers Watson Austria GmbH	Austria

Watson Wyatt Insurance and Financial Services SA	Belgium

Watson Wyatt NV	Belgium

Tillinghast, Nelson & Warren (Bermuda), Ltd.	Bermuda

Towers Watson Assessoria Empresarial Ltda	Brazil

Towers Watson Corretora e Consultoria de Seguros Ltda.	Brazil

Towers Watson Consultoria Ltda.	Brazil

Towers Watson ULC	Canada

Towers Perrin Canada ULC	Canada

Towers Watson Canada Inc.	Canada

Towers Perrin Risk Capital (Canada) Inc.	Canada

TP Financial Advisers Inc.	Canada

Towers Watson Chile S.A.	Chile

Corredores de Seguros Towers Watson Limitada	Chile

Watson Wyatt Consultancy (Shanghai) Ltd	China

Watson Wyatt Consultancy (Shenzhen) Ltd	China

Towers Perrin (Shenzhen) Consulting Co., Ltd.	China

Name(s) under
which such
	JURISDICTION OF	subsidiary does
	INCORPORATION/	business (if
SUBSIDIARY NAME	ORGANIZATION	different)(a)
Towers Watson Consultores Colombia S.A.	Colombia

Watson Wyatt SARL	France

ISR International Survey Research SARL	France

Towers Watson (Düsseldorf) GmbH	Germany

Watson Wyatt Insurance Consulting GmbH	Germany

Towers Watson Deutschland GmbH	Germany

Towers Watson Versicherungsservice GmbH	Germany

Towers Watson Verlag GmbH	Germany

Heissmann Consultants GmbH	Germany

PM&S Pensions-managment und Sicherungs-Treuhand AG	Germany

Rauser Towers Perrin GmbH Pensions Service Center	Germany

ISR International Survey Research GmbH	Germany

Rauser Towers Perrin AG	Germany

D.C. Vorsorge Trust GmbH	Germany

Zeitinvest-Service GmbH	Germany

Towers Perrin Share Plan Services (Guernsey) Limited	Guernsey

Towers Watson GmbH	Germany

Towers Watson Holding GmbH	Germany

Watson Wyatt Insurance Consulting Ltd	Hong Kong

Watson Wyatt Hong Kong Limited	Hong Kong

Watson Wyatt Investment Consulting Hong Kong Limited	Hong Kong

Watson Wyatt Kft	Hungary

Watson Wyatt Insurance Consulting Private Ltd	India

Watson Wyatt India Private Limited	India

PT Watson Wyatt Purbajaga	Indonesia

PT Watson Wyatt Indonesia	Indonesia

Watson Wyatt (Ireland) Limited	Ireland

Watson Wyatt Consulting Limited	Ireland

BCI Trustees Limited	Ireland

Watson Wyatt Italia Srl	Italy

Watson Wyatt Insurance Consulting KK	Japan

Name(s) under
which such
	JURISDICTION OF	subsidiary does
	INCORPORATION/	business (if
SUBSIDIARY NAME	ORGANIZATION	different)(a)
Watson Wyatt KK	Japan

Watson Wyatt Luxembourg SARL	Luxembourg

Towers Perrin Luxembourg Holdings S.A.R.L.	Luxembourg

Watson Wyatt (Malaysia) Sdn Bhd	Malaysia

International Survey Research Sdn. Bhd.	Malaysia

Towers Perrin (Malaysia) Sdn. Bhd.	Malaysia

Watson Wyatt Holdings (Mauritius) Limited	Mauritius

Towers Watson Consultores Mexico S.A. de C.V.	Mexico

Towers Watson de Mexico, SA de CV	Mexico

Watson Wyatt European Region BV	Netherlands

Towers Watson Risk Consulting BV	Netherlands

Towers Watson BV	Netherlands

Towers Perrin Leasing B.V.	Netherland

Towers Watson Netherlands BV	Netherland

Watson Wyatt Philippines, Inc.	Philippines

Watson Wyatt (Portugal) Unipessoal Limitada	Portugal

Watson Wyatt Puerto Rico, Inc.	Puerto Rico

Watson Wyatt, Limited Liability Company	Russia

Watson Wyatt Insurance Consulting Pte Ltd	Singapore

Watson Wyatt Singapore Pte Ltd	Singapore

International Survey Research (AMEA) Pte Ltd	Singapore

Watson Wyatt Insurance Consulting (Spain) SA	Spain

Watson Wyatt de Espana SA	Spain

Watson Wyatt AB	Sweden

Watson Wyatt AG	Switzerland

Watson Wyatt (Thailand) Limited	Thailand

Watson Wyatt Middle East (L.L.C.)	United Arab Emirates (Dubai)

Towers Watson (Dubai) Limited	United Arab Emirates (DIFC, Dubai)

Towers Watson Limited	United Kingdom

Watson Wyatt Holdings Limited	United Kingdom

Watson Wyatt Trustees Limited	United Kingdom

Name(s) under
which such
	JURISDICTION OF	subsidiary does
	INCORPORATION/	business (if
SUBSIDIARY NAME	ORGANIZATION	different)(a)
The Wyatt Company Holdings Limited	United Kingdom

Watson Wyatt Services Limited	United Kingdom

Watson Wyatt Pretium Limited	United Kingdom

Watson Wyatt Holdings (Europe) Limited	United Kingdom

Watson Wyatt International Limited	United Kingdom

Watson Wyatt Insurance & Financial Services Consulting Holdings Limited	United Kingdom

Watson Wyatt European Region Limited	United Kingdom

Watson Wyatt European Investment Holdings Limited	United Kingdom

Watsons Pensioneer Trustees Limited	United Kingdom

Watson Wyatt (UK) Acquisitions 1 Limited	United Kingdom

PCL Limited	United Kingdom

PCL 1991 Limited	United Kingdom

Wyatt Trustee Limited	United Kingdom

The Wyatt Company (UK) Limited	United Kingdom

Wyatt Pension Plan Trustee Limited	United Kingdom

Wyatt Financial Services Limited	United Kingdom

Watsons International Limited	United Kingdom

RWS Trustee Limited	United Kingdom

Watson Wyatt Healthcare Trustees Limited	United Kingdom

Watson Wyatt (UK) Acquisitions 2 Limited	United Kingdom

Watson Wyatt European Investment Limited Partnership	United Kingdom

Classic Solutions UK Limited (formerly known as Brenmaster Limited)	United Kingdom

Clayton Group Limited	United Kingdom

Towers Watson (Re)Insurance Brokers Ltd.	United Kingdom

Denis M. Clayton (Holdings) Limited	United Kingdom

ISR L1 Limited	United Kingdom

ISR L2 Limited	United Kingdom

Towers Watson Capital Markets Limited	United Kingdom

Towers Perrin Europe Limited	United Kingdom

Towers Perrin Limited	United Kingdom

Name(s) under
which such
	JURISDICTION OF	subsidiary does
	INCORPORATION/	business (if
SUBSIDIARY NAME	ORGANIZATION	different)(a)
Towers Perrin Share Plan Services Limited	United Kingdom

Towers Perrin UK Holdings Limited	United Kingdom

Towers Watson UK Limited	United Kingdom

Towers Perrin (UK) Trustee Company Limited	United Kingdom

Towers Watson Delaware Inc.	United States- Delaware

Towers Watson Data Services, Inc.	United States- Delaware

Towers Watson Investment Services, Inc.	United States- Delaware

Watson Wyatt Insurance Consulting, Inc.	United States- Delaware

Towers Watson Risk Consulting, Inc.	United States- Delaware

Watson Wyatt Canadian Holdings, Inc.	United States- Delaware

Watson Wyatt European Investment Holdings, Inc.	United States- Delaware

Watson Wyatt European Investment Holdings 1, LLC	United States- Delaware

Watson Wyatt European Investment Holdings 2, LLC	United States- Delaware

Towers Watson Delaware Holdings Inc.	United States- Delaware

Towers Watson Middle East Holdings LLC	United States-Delaware

VIPitech LLC	United States- Delaware

Towers Perrin Capital Corp.	United States- Delaware

Towers Watson Capital Markets Inc.	United States- Delaware

TPF&C Delaware LLC	United States- Delaware

TPF&C Holdings, Inc.	United States- Delaware

TP Finance Co.	United States- Delaware

TP Property Financing LLC	United States- Delaware

Watson Wyatt International, Inc.	United States- Nevada

TPF&C International Inc.	United States- Pennsylvania

Towers Watson Pennsylvania Inc.	United States- Pennsylvania

Professional Consultants Insurance Company, Inc.	United States - Vermont

Stone Mountain Insurance Company	United States-Vermont

Towers Watson Uruguay S.A.	Uruguay

Watson Wyatt Vietnam Company Limited	Vietnam
Subsidiaries which are trading entities trade under their own name or under the trading name of Towers Watson.